UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 25, 2012

CHINA TRANSINFO TECHNOLOGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	001-34134	87-0616524
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

9th Floor, Vision Building,
No. 39 Xueyuanlu, Haidian District,
Beijing, China 100191
(Address of Principal Executive Offices)

(86) 10-51691999
Registrant’s Telephone Number, Including Area Code:

________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

[X] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 8.01. OTHER EVENTS.

On September 25, 2012, China TransInfo Technology Corp. (the “Company”) issued a press release announcing filing of the definitive proxy statement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Important Additional Information and Where to Find it

In connection with the proposed transaction, the Company has filed a definitive proxy statement and other relevant documents concerning the transaction with the SEC, and may file with the SEC other documents regarding the proposed transaction. A definitive proxy statement and a form of proxy will be mailed to stockholders of the Company. INVESTORS AND STOCKHOLDERS ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THESE MATERIALS AND OTHER MATERIALS FILED WITH OR FURNISHED TO THE SEC WHEN THEY BECOME AVAILABLE, AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION, THE PERSONS SOLICITING PROXIES IN CONNECTION WITH THE PROPOSED TRANSACTION ON BEHALF OF THE COMPANY AND THE INTERESTS OF THOSE PERSONS IN THE PROPOSED TRANSACTION AND RELATED MATTERS. Stockholders will be able to obtain these documents, as well as other filings containing information about the Company, the proposed transaction and related matters, without charge, from the SEC’s website (http://www.sec.gov). In addition, these documents can be obtained, without charge, by contacting the Company at 9th Floor, Vision Building, No. 39 Xueyuanlu, Haidian District, Beijing 100191, People’s Republic of China, telephone: (86) 10-51691999.

The Company and certain of its directors, executive officers and other members of management and employees may, under SEC rules, be deemed to be “participants” in the solicitation of proxies from our stockholders with respect to the proposed transaction. You can find information about the Company’s executive officers and directors in its Annual Report on Form 10-K for the year ended December 31, 2011 filed on March 30, 2012. Additional information regarding the interests of such potential participants is included in the definitive proxy statement and the other relevant documents filed with the SEC.

This report is neither a solicitation of a proxy, an offer to purchase nor a solicitation of an offer to sell any securities and it is not a substitute for any proxy statement or other filings that may be made with the SEC should the proposed transaction go forward.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit	Description
99.1	Press release dated September 25, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China TransInfo Technology Corp.

Date: September 25, 2012

/s/ Shudong Xia
Name: Shudong Xia
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Press release dated September 25, 2012

Company Contact:	Investor Relations Contact:
Ms. Fan Zhou, Investor Relations Director	Mr. John Harmon, CFA, Sr. Acct. Manager
China TransInfo Technology Corp.	CCG Investor Relations
E-mail: ir@ctfo.com	E-mail: john.harmon@ccgir.com
Tel: + 86 10–5169 1657	Tel: +86 10–8573 1014
Website: www.ccgirasia.com

For Immediate Release:

China TransInfo Technology Corp. Announces Filing of
Definitive Proxy Statement

Beijing, China – September 25, 2012, China TransInfo Technology Corp. (NASDAQ: CTFO) (“China TransInfo” or the “Company”), a leading provider of comprehensive intelligent transportation system (“ITS”) in China through its affiliate, China TransInfo Technology Group Co., Ltd. (the “Group Company”), today announced that it has filed with the Securities and Exchange Commission (“SEC”) the definitive proxy statement in connection with the previously announced merger under the Agreement and Plan of Merger (the “Merger Agreement”), dated as of June 8, 2012, by and among TransCloud Company Limited, a Cayman Islands exempted company with limited liability and indirectly wholly owned by Mr. Shudong Xia (“Parent”), TransCloud Acquisition, Inc., a Nevada corporation and a wholly owned, direct subsidiary of Parent (“Merger Sub”) and the Company, pursuant to which Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation and a wholly owned subsidiary of Parent (the “Merger”). If completed, the proposed merger would result in the Company becoming a privately held company and its common stock would no longer be listed on the NASDAQ Global Market. China TransInfo public stockholders will be entitled to receive $5.80 per share of Company common stock in cash, without interest.

The special meeting of stockholders (“Special Meeting”) to consider and vote upon, among other things, the Merger Agreement and the Merger has been scheduled for Monday, October 29, 2012, at 10:00 a.m., Beijing time, at the Company’s office at 9th Floor, Vision Building, No. 39 Xueyuanlu, Haidian District, Beijing 100191, People’s Republic of China. China TransInfo stockholders of record at the close of business, New York time, on Monday, September 24, 2012, will be entitled to vote at the Special Meeting.

A special committee of the Company’s board of directors (“Special Committee”), consisting entirely of independent directors, unanimously determined that the Merger Agreement and the transactions contemplated thereby are advisable, fair to and in the best interests of the Company and its unaffiliated stockholders and recommended that the board of directors approve and declare the advisability of the Merger Agreement and the transactions contemplated thereby. The board of directors, after careful consideration and acting on the unanimous recommendation of the Special Committee, determined that the Merger Agreement and the transactions contemplated thereby are advisable, fair to and in the best interests of the Company and its unaffiliated stockholders. The board of directors and Special Committee of China TransInfo both recommend that all China TransInfo stockholders vote “FOR” the Merger.

China TransInfo stockholders are encouraged to read the Company’s definitive proxy materials in their entirety as they provide, among other things, a detailed discussion of the process that led to the proposed merger and the reasons behind the unanimous recommendation by the board of directors and the Special Committee that stockholders vote “FOR” the proposal to approve the Merger Agreement. China TransInfo stockholders who have questions about the merger, need assistance in submitting their proxy or voting their shares should contact the Company’s proxy solicitor, Okapi Partners LLC, toll-free at (855) 305 0855, collect at (212) 297 0720 or by email at info@okapipartners.com.

Important Additional Information and Where to Find it

In connection with the proposed transaction, the Company has filed a definitive proxy statement and other relevant documents concerning the transaction with the SEC, and may file with the SEC other documents regarding the proposed transaction. A definitive proxy statement and a form of proxy will be mailed to stockholders of the Company on or about September 26, 2012. INVESTORS AND STOCKHOLDERS ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THESE MATERIALS AND OTHER MATERIALS FILED WITH OR FURNISHED TO THE SEC WHEN THEY BECOME AVAILABLE, AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION, THE PERSONS SOLICITING PROXIES IN CONNECTION WITH THE PROPOSED TRANSACTION ON BEHALF OF THE COMPANY AND THE INTERESTS OF THOSE PERSONS IN THE PROPOSED TRANSACTION AND RELATED MATTERS. Stockholders will be able to obtain these documents, as well as other filings containing information about the Company, the proposed transaction and related matters, without charge, from the SEC’s website (http://www.sec.gov). In addition, these documents can be obtained, without charge, by contacting the Company at 9th Floor, Vision Building, No. 39 Xueyuanlu, Haidian District, Beijing 100191, People’s Republic of China, telephone: (86) 10-51691999.

The Company and certain of its directors, executive officers and other members of management and employees may, under SEC rules, be deemed to be “participants” in the solicitation of proxies from our stockholders with respect to the proposed transaction. You can find information about the Company’s executive officers and directors in its Annual Report on Form 10-K for the year ended December 31, 2011 filed on March 30, 2012. Additional information regarding the interests of such potential participants is included in the definitive proxy statement and the other relevant documents filed with the SEC.

This announcement is neither a solicitation of a proxy, an offer to purchase nor a solicitation of an offer to sell any securities and it is not a substitute for any proxy statement or other filings that may be made with the SEC should the proposed transaction go forward.

About China TransInfo.

China TransInfo, through its affiliate, the Group Company and the Group Company’s PRC operating subsidiaries, is primarily focused on providing urban and highway transportation management solutions and information services. The Company is a leading transportation information products and comprehensive solutions provider, and aims to be the largest real time transportation information service provider and major fleet management service provider in China. As the co-formulator of several transportation technology national standards, the Company owns nine patents and has won a majority of the model cases awarded by the PRC Ministry of Transport. As a result, the Company is playing a key role in setting the standards for transportation information solutions in China. For more information, please visit the Company’s website at http://www.chinatransinfo.com.

Safe Harbor Statement

Certain statements herein that reflect management’s expectations regarding future events are forward-looking in nature and, accordingly, are subject to risks and uncertainties. These forward-looking statements include references to our announced transaction with Parent and Merger Sub. These forward-looking statements are only predictions and are not guarantees of performance. These statements are based on beliefs and assumptions of management, which in turn are based on currently available information. These forward-looking statements also involve risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Many of these factors are beyond our ability to control or predict. Important factors that could cause actual results to differ materially from those contained in any forward-looking statement include, without limitation, uncertainties as to the timing of the Merger, uncertainties as to whether the stockholders approval will be obtained, the possibility that various closing conditions for the transaction may not be satisfied or waived, the possibility that the debt facility may not be available and other risks and uncertainties discussed in documents filed with the SEC by the Company, as well as the proxy statement and Schedule 13E-3 transaction statement to be filed by the Company. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon these forward-looking statements as predictions of future events. We do not undertake any responsibility to update any of these forward-looking statements to conform our prior statements to actual results or revised expectations, except as expressly required by law.